Exhibit 10.6

FineBuild Systems Pte Ltd 74 Tagore Lane, Singapore 787498 Tel: (65) 6285 7781 Fax: (65) 6285 3557 Email :finebuild@singnet.com.sg
Company Reg. No: 1996016722 GST Reg.No:M2-8922977-9

Date: 28th April 2021

Mr. Li Ming

Block 99 Yishun Avenue 1 # 10-37

Singapore 769139

Dear Mr. Li,

CONTRACT OF SERVICE

Further to your recent interview with us, we are pleased to offer you employment with FineBuild Systems Pte Ltd, herein referred to as “The Company” on the terms and conditions stated below.

1)	POSITION

You will be appointed as Senior Project Manager

2)	RESPONSIBILITY

You are responsible to the Directors and / or any officers nominated by them. The Employee shall undertake such other duties as the company shall from time to time assign to him.

3)	REMUNERATION

Your basic salary will be S$ 2,400.00 per month.

All salary matters are strictly confidential and you are not to discuss with others.

4)	WORKING HOURS

Working Days : Monday to Friday

Working Hour : 8.30am to 6.30pm

Working Days : Saturday

Working Hours : 9.00am to 1.00pm

The above working days and hours stipulated shall not be restrictive for proper performance of duties in terms of works completion timeline(s).

FineBuild Systems Pte Ltd 74 Tagore Lane, Singapore 787498 Tel: (65) 6285 7781 Fax: (65) 6285 3557 Email :finebuild@singnet.com.sg
Company Reg. No: 1996016722 GST Reg.No:M2-8922977-9

5)	PROBATIONARY PERIOD

Your employment will commence with a probationary period of three (3) months. Your Probationary period will be shortened or extended at the discretion of the Management.

Employees under probationary period are not entitled to annual leaves, medical leaves and any other employee’s benefits whatsoever.

6)	CONFIRMATION

There will be no written confirmation of your probation. You are confirmed after your probationary period unless you received a letter advising you otherwise. If your probation is confirmed with pay adjustment or is conditional, you shall receive a written advice.

7)	ANNUAL LEAVE

You will be entitled to Fourteen (14) working days of paid annual leave per annum. Prorated annual leave will be based on the number of completed months of service where applicable.

8)	MEDICAL & HOSPITALIZATION LEAVE

You will be entitled to Medical and Hospitalization leaves in accordance to MOM Guidelines Section 89 Sick Leaves and company will reimbursed you only for medical claims on medical consultant fees.

9)	NON-CONTRACTUAL BONUS

Non-Contractual Bonus will be given based on the company Key Performance Indicators and your individual work performance.

You must be a confirmed employee at the end of the Financial Year to be eligible for bonus consideration. These payments are pro-rated according to the number of days worked in the period specified, after deducting No-Pay Leave (if any).

Payment of bonus will not be made if your tender resignation or receive notice of termination before or on the payment date.

FineBuild Systems Pte Ltd 74 Tagore Lane, Singapore 787498 Tel: (65) 6285 7781 Fax: (65) 6285 3557 Email :finebuild@singnet.com.sg
Company Reg. No: 1996016722 GST Reg.No:M2-8922977-9

10)	TERMINATION

a)	Whilst on probation, this appointment may be terminated without giving any reason by either party with two (2) weeks’ notices in writing or the payment of a sum equivalent to two (2) weeks salary in lieu of notice.

After confirmation, either party may terminate this appointment by giving one (1) month notice in writing or the payment of a sum equivalent to one (1) month salary in lieu of notice

b)	You are not allowed to consume leaves or use them to offset notice period unless otherwise approved by the company

Upon the termination of the employee’s employment howsoever arising, he/she shall

1.	delivers to the Company documents (including correspondence lists of clients or customers, notes, memoranda, plans and other documents of whatsoever nature) books, papers, materials and any other property or assets made or complied by or delivered to him during his employment hereunder and concerning the business, finances or affairs of the Group.
For the avoidance of doubt, it is hereby declared that the property and all such documents as aforesaid shall at all times be vested in the company.

11.	not at any time thereafter represent himself as being in any way connected with the business of the group.

m.	Immediately and without claim for compensation resign from all positions and offices held in the Group (if any). The Employee irrevocably appoints the company and its duly authorized officers and agents as his agent and attorney, to act for and on his behalf to sign, execute, verify and file any such documents and to do all other acts to affect such resignation with the same legal force and effect as if executed by him.

The Company reserves the right to terminate your employment without prior notice and without compensation in the event of misconduction and inconsisted with the fulfillment of the expressed or implied conditions of your appointment, or any breach of the terms and conditions of this agreement.

For foreigners, you agree and shall pay for all costs and expenses, arising or relating to repatriations, including air-tickets, irrespective of the reason for the repatriations.

FineBuild Systems Pte Ltd 74 Tagore Lane, Singapore 787498 Tel: (65) 6285 7781 Fax: (65) 6285 3557 Email :finebuild@singnet.com.sg
Company Reg. No: 1996016722 GST Reg.No:M2-8922977-9

11)	GENERAL TERMS & CONDITIONS OF SERVICE

During your employment with the Company, you are deemed to accept the following arrangements as and when required: -

1.	To transfer you at any time from one assignment to another;

11.	To transfer you to any other division/ department;

111.	To transfer you to any one of the company’s subsidiary or associated companies;

1v.	To required you to work at any of the offices of the company and its subsidiary or associate companies operating in Singapore;

v.	To be assigned to short term or long-term assignments overseas;

You will not, at any time during the duration of the employment, directly or indirectly without the prior written consent of the Company, engage or interest yourself, whether for reward or gratuitously, in any work or business other than in respect of your duties to the Company.

You will devote the whole of your time, knowledge, skill and attention to the performance of your duties with the company where you will from time to time be employed on such days including, if the exigencies of the Company’s business so require.

You will not disclose or divulge at any time during your service with the Company or thereafter, any secrets, confidential operation process, dealings or information in relating to the business of the Company which may come within your knowledge or possession in the course of your employment with the Company and which should not be disclosed, divulged or made public save in the course of the performance of your duties.

You will at all times abide by the rules and regulations of the company and will in no circumstance cause any action that is detrimental to the well-being of the Company.

12)	CONFIDENTIALITY AND SECRECY

During the continuance of your employment with the Company and at all times after the termination of your employment from any cause whatsoever, you will abide by the terms and conditions of the Non- Disclosure Agreement.

FineBuild Systems Pte Ltd 74 Tagore Lane, Singapore 787498 Tel: (65) 6285 7781 Fax: (65) 6285 3557 Email :finebuild@singnet.com.sg
Company Reg. No: 1996016722 GST Reg.No:M2-8922977-9

13)	OWNERSHIP OF MATERIAL

All notes, memoranda, records, correspondence, computer information (such as disks, files, spreadsheets and software), plans, drawings and other documents of whatsoever nature and all copies thereof made or compiled or acquired by the employee during his employment in relation to the business, finances or affairs of the Company or any other member of the Group and all other property belonging to the Company or any other member of the Group, including but not limited to documents and other records (Whether on paper, disc, tape or any electro-magnetic medium or in any other form) ( all of the foregoing collectively referred to as “Company Property”) shall remain the property of the Company or such other or any other member of the Group and shall be delivered by him to the Company ( or to such other or any other member of the Group as the case may require) from time to time on demand and in any event forthwith upon his leaving the service of the Company or any other or any other member of the Group.

14)	THE OFFER OF THIS APPOINTMENT IS SUBJECTED TO:

I)	You being medically certified fit by the Doctor;
II)	Security clearance if deemed necessary by the Company;
III)	Submit all the original copies of your education/academic certificates and testimonials of your work experiences for authentication.

15)	EMPLOYMENT PASS- (Applicable to Non-Singaporean)

Your employment is subjected to the approval of the Work Pass from the Ministry of Manpower.

As a Work Pass Holder, this appointment is signed with the understanding that you are hired as an individual and the Company will not undertake to provide sponsorship for your family to reside in / visit Singapore.

16)	TAX

All income tax liabilities and other charges under applicable law incurred by the Employee in respect of his/her salary (whether by way of salary, bonus payments, benefits, or otherwise) shall be borne solely by him / her in line with the relevant tax laws, the Company may be required to withhold tax from the Employee’s salary and remit to the appropriate tax authorities.

FineBuild Systems Pte Ltd 74 Tagore Lane, Singapore 787498 Tel: (65) 6285 7781 Fax: (65) 6285 3557 Email :finebuild@singnet.com.sg
Company Reg. No: 1996016722 GST Reg.No:M2-8922977-9

If you accept this offer, please sign and return the duplicate copy of this letter in confirmation of your understanding and acceptance of the foregoing terms and conditions.

On behalf of the Management, we welcome you on-board to FineBuild Systems Pte Ltd and we look forward to a fruitful and rewarding partnership.

Yours Sincerely,
FineBuild Systems Pte Ltd

Director

I, Li Ming, IC No/ Passport No: S7776377E, have read and understood, will abide and agree to accept the terms and conditions of service offered by the Company.

I hereby also declare that I am not holding any directorship, office, shares or interest in any Company or engaged in any capacity that is similar, in conflict or in competition with any activity directly or indirectly carried out by FineBuild Systems Pte Ltd.

I will commence employment on: 01/05/2021

Sign	Date:

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